UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 20, 2008

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	1-5532-99	93-0256820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On February 20, 2008, the Compensation and Human Resources Committee of the Board of Directors of Portland General Electric Company (the Company) approved the structure of the Company's annual incentive program for the 2008 award year (2008 Incentive Program) under the Company's 2008 Annual Cash Incentive Master Plan for Executive Officers (ACI Plan) for the following named executive officers (as defined in Item 402(a)(3) of Regulation S-K) (Named Executive Officers):

Name	Title
Peggy Y. Fowler	Chief Executive Officer and President
James J. Piro	Executive Vice President, Finance, Chief Financial Officer and Treasurer
Arleen N. Barnett	Vice President, Administration
Stephen R. Hawke	Senior Vice President, Customer Service and Delivery

A copy of the ACI Plan is filed with this report as Exhibit 10.1.

The 2008 Incentive Program provides for cash awards based on the attainment of certain Company performance goals. Awards are calculated by multiplying base salary paid for 2008 by the product of the officer's target award opportunity (Target Award) and a percentage ranging from 0% to 200%, based on results with respect to four annual Company performance goals, as adjusted pursuant to the ACI Plan (Performance Percentage). This formula is shown below:

Award = 2008 Base Salary Paid x Target Award x Performance Percentage

Target Awards

The Compensation and Human Resources Committee established the following Target Awards for the Named Executive Officers, which are expressed as a percentage of each Named Executive Officer's respective 2008 base salary:

Name	Target Award
Peggy Y. Fowler	80%
James J. Piro	55%
Arleen N. Barnett	50%
Stephen R. Hawke	50%

Performance Percentage

The Performance Percentage ranges from 0% to 200%, and is a function of Company performance with respect to the following goals:

1. Overall customer satisfaction rating. This is measured by the Company's rating relative to other utility companies, based on the weighted average of the following: (1) the four-quarter rating average of the Market Strategies study for Residential Customers; (2) the semiannual rating average of the Market Strategies study for Business Customers; and (3) the annual rating results from the TQS Research, Inc. study for key business customers. These rating numbers are weighted by the annual revenue from each customer group that produces the annual rating.

2. Electric service power quality and reliability. This is measured by three standard electric utility industry measures: SAIDI (system average interruption duration index), SAIFI (system average sustained interruption frequency index) and MAIFI (momentary average interruption frequency index of events for the system). Results for each index are mapped onto a common rating scale, and then weighted equally and summed for an overall performance result.

3. Generation plant availability. This is measured by the total number of hours in the year, less scheduled outage hours, less forced outage hours, divided by the total number of hours in the year. The actual availability of each plant is measured for the year and weighted based on megawatt output to arrive at a total percentage for the year.

4. Net income, as a percentage of budgeted net income established by the Board of Directors.

Pursuant to the terms of the ACI Plan, in determining the extent to which these performance goals are attained, the Compensation and Human Resources Committee will disregard or offset the effect of any extraordinary, unusual and/or non-recurring items, such as (i) regulatory disallowances or other adjustments, (ii) restructuring or restructuring-related charges, (iii) gains or losses on the disposition of a business or major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution and/or settlement of litigation and other legal proceedings or (vi) the effect of a merger or acquisition.

To determine the Performance Percentage, results for the four goals will be weighted as follows: overall customer satisfaction rating and electric service power quality and reliability will each be weighted 20%, and generation plant availability and net income will each be weighted 30%. Net income must be at least 70% of budgeted net income for any awards to be earned under the 2008 Incentive Program.

Maximum Award

The maximum award opportunities under the 2008 Incentive Program, expressed as a percentage of 2008 base salary, are 160% for Ms. Fowler, 110% for Mr. Piro, 100% for Ms. Barnett and 100% for Mr. Hawke.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
    Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	February 26, 2008	By:	/s/ James J. Piro
James J. Piro Executive Vice President, Finance Chief Financial Officer and Treasurer